Exhibit 10.128

LIMITED GUARANTY AND SURETYSHIP AGREEMENT

THIS LIMITED GUARANTY AND SURETYSHIP AGREEMENT (together with all extensions, amendments, renewals, substitutions and replacements hereto and hereof the "Guaranty Agreement") is made as of January 30, 2009, by GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Guarantor"), to and for the benefit of FIRST COMMONWEALTH BANK (the "Bank").

WITNESSETH:

WHEREAS, pursuant to that certain Loan Agreement dated as of even date herewith (the Loan Agreement, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof is referred to herein as the "Agreement") by and between Grand Central Limited Partnership, a Delaware limited partnership (the "Borrower") and the Bank, the Bank agreed to extend to the Borrower a term loan in a principal amount not to exceed $47,000,000.00, upon the terms and conditions set forth in the Agreement (the "Loan"), relating to certain real property known as the Grand Central Mall and located in Vienna, Wood County, West Virginia; and

WHEREAS, the indebtedness of the Borrower to the Bank is evidenced by a Note, as such term is defined in the Agreement, with interest at rates provided in the Note and to be repaid at the times and places and in the manner set forth in the Agreement and the Note, and containing other terms and provisions; and

WHEREAS, as a condition precedent to the Bank making the Loan to the Borrower, the Bank has required that the Guarantor execute and deliver this Guaranty Agreement to the Bank; and

WHEREAS, the Guarantor has agreed to execute and deliver this Guaranty Agreement to and for the benefit of the Bank, upon the terms and conditions hereinafter set forth, having determined that the execution and delivery of this Guaranty Agreement is in the Guarantor's best interests and that the Guarantor will derive substantial benefit, whether directly or indirectly, from the making of the Loans.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration for the Bank's entering into the Agreement with the Borrower and making the Loans to the Borrower, and intending to be legally bound hereby, the Guarantor hereby agrees as follows:

1.           Recitals.  The foregoing recitals are hereby incorporated into and made a material part of this Guaranty Agreement.

2.           Incorporation by Reference.  The Agreement, the Notes, and the other Loan Documents (as that term is defined in the Agreement) are incorporated into this Guaranty Agreement by this reference with the same force and effect as if fully set forth herein.

3.           Defined Terms.  All capitalized terms used herein as defined terms which are not defined herein shall have the meanings given them in the Agreement.

4.           Unconditional Guaranty.    (i) The Guarantor unconditionally, absolutely and irrevocably jointly and severally guarantees, as primary obligor and not merely as surety the timely payment in full of all of the Obligations (as such term is defined in the Agreement), including but not limited to the outstanding principal balance of the Loan and all accrued and unpaid interest thereon, provided however, that the obligations of the Guarantor under this Guaranty shall not exceed [insert defined term for 50% of amount funded] in the aggregate (the "Guaranty Cap").  (ii) The above provisions of Subsection 4(i) to the contrary notwithstanding, until all of the Obligations are paid in full, the Guarantor unconditionally, absolutely and irrevocably guarantees, as a primary obligor, and not merely as surety: (a) any amounts received by the Borrower and not paid to the Bank arising out of security deposits not returned to the depositing party; rents received or held after an Event of Default; rents prepaid more than one (1) month in advance relating to a period after the occurrence of an Event of Default; condemnation awards or insurance proceeds not applied as required by the Loan Documents; or (b) losses arising due to fraud, material misrepresentation or bad faith of the Borrower or the Guarantor; the Bank's reasonable costs and expenses in connection with the enforcement or collection of the Guarantor's Obligations; losses, claims or causes of action under the Environmental Indemnity Agreement; and intentional waste of all or a part of the Real Estate Collateral.

The obligations of the Guarantor set forth in the immediately preceding paragraphs are hereinafter collectively referred to as the "Guarantor's Obligations".

If the Borrower defaults under any Obligations and the Bank has elected to exercise its remedies under Section 7.2 of the Agreement, the Guarantor will pay the Guarantor’s Obligations to the Bank.  Until the Obligations are indefeasibly paid in full, the Guarantor's Obligations shall not be reduced in any manner whatsoever by any amounts which the Bank may realize after maturity of the Obligations, by acceleration or otherwise, as a result of payments made by or on behalf of the Borrower or by or on behalf of any other person or entity other than the Guarantor primarily or secondarily liable for the Obligations or any part thereof, or otherwise credited to the Borrower or such person or entity, or as a result of the exercise of the Bank's rights with respect to any collateral for the Obligations or any part thereof.  Payments made to the Bank by the Guarantor (other than, directly or indirectly, from collateral or other persons or entities liable for any portion of the Obligations) after maturity of the Obligations, by acceleration or otherwise, shall reduce the Guarantor's Obligations.

5.           Joint and Several Obligations.  The Guarantor's Obligations hereunder, are joint and several, both between each Guarantor and  among any other guarantors now or hereafter guaranteeing any obligations under the Loan Documents, and are independent of the obligations of the Borrower.  A separate action or actions may be brought and prosecuted against the Guarantor, whether or not action is brought against the Borrower or any other guarantor or whether or not the Borrower or any other guarantor is joined in such action or actions.

6.           Not a Collection Guaranty.  This Guaranty Agreement is a guaranty of payment and not a guaranty of collection.  The Guarantor waives any right to require the Bank at any time to (i) proceed against the Borrower or any other guarantor now or hereafter guaranteeing any obligations under the Loan Documents, (ii) proceed against or exhaust any security for the Obligations, or (iii) pursue any other remedy in the Bank's power whatsoever.

7.           Bank's Right to Deal With Obligations.  The Guarantor authorizes the Bank, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time to (i) increase, enlarge, renew, compromise, extend, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including but not limited to increases or decreases of the principal amount of the Loans or the rate of interest thereon, (ii) deal with the Obligations and any security for the Obligations in any manner it may see fit, (iii) accept partial payments on account of the Obligations and (iv) demand or receive additional security and/or other guaranties for the Obligations.  The Guarantor acknowledges that the Bank may now have and may in the future have certain security for and other guaranties of all or any part of the Obligations, but it is specifically understood and agreed by the Guarantor that neither the execution and delivery of this Guaranty Agreement nor the holding of any security or any other guaranty by the Bank shall at any time or in any respect operate to prevent or hinder the Bank from resorting first to such other security and/or guaranty, or first to this Guaranty Agreement, or first from time to time to both.  In addition, the Bank may from time to time as it sees fit resort to this Guaranty Agreement without resorting to any other security for and/or guaranty of the Obligations, or to all or any part of any security and/or any other guaranty securing the Obligations, without resorting to this Guaranty Agreement, and such action on the Bank's part shall not in any respect be considered as a waiver of any of the benefits or rights of the Bank relating to this Guaranty Agreement or such other security and/or other guaranties.

8.           Consent to Releases.  The Guarantor consents, without notice and without affecting the Guarantor's liability hereunder, to the release of (i) all or any part of the security for the Obligations, or the substitution of all or any part of such security, (ii) any Person liable for all or any part of the Obligations, and (iii) any other guarantor from the Obligations, or portions thereof.

9.           Bankruptcy of Borrower.  Neither the Guarantor's obligations to make payment in accordance with the terms of this Guaranty Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by the Borrower's bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of any of the Borrower, any Person assuming the obligations of the Borrower under any of the Loan Documents or the Borrower's estate in bankruptcy or (ii) any remedy for the enforcement of the Obligations, either of which result from the operation of any present or further provision of any bankruptcy act, state or Federal law, common law or equitable cause or from the decision of any court.  The Guarantor agrees that to the extent that the Borrower or any other Person liable for all or any part of the Obligations makes a payment or payments to the Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then to the extent of such payment the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

10.           Continuing Nature of Guaranty.  This Guaranty Agreement shall continue in full force and effect until all of the Obligations have been paid in full and the Bank has no further obligations under the Loan Documents.

11.           Waiver of Guarantor's Defenses.  (a) The Guarantor waives all defenses based on suretyship.  Until all Obligations of the Borrower to the Bank shall have been paid in full, even if such Obligations are in excess of the Guarantor's liability hereunder, and the Bank has no further obligations under the Loan Documents, the Guarantor waives (i) any right to enforce any remedy which the Bank now has or may hereafter have against the Borrower, (ii) any benefit of, and any right to participate in, any security for the Obligations now or hereafter held by the Bank and (iii) any right the Guarantor might otherwise have to the marshalling of the assets of the Borrower.  The Guarantor also waives and renounces any and all homestead exemption rights against the Obligations and also waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty Agreement and any other notices of any kind.

(b)           Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Borrower shall default under the terms of the Notes, the Agreement or any of the other Loan Documents, and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Borrower under the Note, the Agreement and any of the other Loan Documents, this Guaranty Agreement shall remain in full force and effect and shall apply to each and every subsequent default.

12.           Subordination of Borrower's Indebtedness.  Any Indebtedness of the Borrower now or hereafter owed to or held by the either or both of the Guarantor is hereby subordinated to the Obligations owed by the Borrower to the Bank.  Such indebtedness of the Borrower to the Guarantor shall, if the Bank so requests, be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the Obligations of the Borrower to the Bank, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty Agreement.  If the Guarantor have entered into a Subordination Agreement with the Bank, then as to any Indebtedness of the Borrower owed to the Guarantor, the terms of such Subordination Agreement shall control.

13.           Postponement of Subrogation.  Until the Obligations are indefeasibly paid in full and the Bank has no further obligation to make advances of Loans under the Loan Documents, the Guarantor postpones and subordinates in favor of the Bank any and all rights which the Guarantor may have to (i) assert any claim against the Borrower based on subrogation rights with respect to payments made hereunder, and (ii) any realization on any property of the Borrower, including participation in any marshalling of the Borrower's assets.

14.           Setoff.  In addition to all liens upon, and rights of setoff against, the money, securities or other property of the Guarantor given to the Bank by law, the Guarantor hereby pledges, assigns, conveys and transfers to the Bank a lien upon, security title to, a security interest in, and right of setoff against all money, securities and other property of the Guarantor now or hereafter in the possession of or on deposit with the Bank, whether held in a general or special account on deposit with the Bank, or for safekeeping or otherwise, and in the name of the Guarantor, and every such lien, security title, security interest, and right of setoff may be exercised without demand upon or notice to the Guarantor.  No lien, security title, security interest, or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Bank, or by any neglect to exercise such right of setoff or to enforce such lien, security title, security interest or by any delay in so doing, and every lien, security title, security interest and right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Bank.

15.           Acceleration Upon Event of Default.  At the option of the Bank and upon demand, all or any part of the Guarantor's Obligations hereunder shall become due and payable immediately upon the occurrence and during the continuance of an Event of Default.

16.           Payments Under Guaranty.  In the event that any amount becomes due hereunder, the Guarantor promises to immediately pay such amount herein guaranteed to the Bank at the Bank's office at Central Offices, Philadelphia and Sixth Streets, Indiana, Pennsylvania 15701, or at such other address as the Bank shall instruct the Guarantor in writing, in immediately available funds.

17.           No Conditions to Guaranty.  The Guarantor agrees that the validity and effectiveness of this Guaranty Agreement are not subject to the satisfaction of any condition of any type, including but not limited to the execution by any other Person of a guaranty of all or any part of the Obligations.

18.           Guarantor's Representations and Warranties.  The Guarantor represents and warrants to the Bank that:

(i)           This Guaranty Agreement has been duly and validly executed and delivered by the Guarantor.

(ii)           This Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally.

(iii)           To the best of the Guarantor's knowledge, the Guarantor's execution, delivery, observance and performance of this Guaranty Agreement does not and will not conflict with or result in a breach of the terms or provisions of any existing Governmental Rule or of any material indenture, agreement or instrument to which the Guarantor is a party, or by which the Guarantor is bound, or to which the Guarantor is subject, and do not and will not constitute a default thereunder.

(iv)           The Guarantor is solvent and is able to pay its debts as they become due.  The Guarantor will not be rendered insolvent by the execution and delivery of this Guaranty Agreement or by the transactions contemplated hereunder.  No petition by or against either Guarantor has at any time been filed under the United States Bankruptcy Code or any similar act.

(v)           The Guarantor, with the assistance of counsel of the Guarantor's choice, have read and reviewed such of the documents relating to the Obligations as the Guarantor or the Guarantor's counsel deem necessary or desirable to read and review.

19.           Covenants.  In addition to the other covenants and agreements of the Guarantor set forth herein, the Guarantor covenants and agrees that, so long as the Guarantor remains obligated hereunder the Guarantor will deliver to the Bank from time to time such information regarding his financial condition, businesses and properties as the Bank may, from time to time reasonably request, including, without limitation, copies of the Guarantor's federal income tax returns and all schedules thereto, within fifteen (15) days following the filing thereof, and financial statements in a form satisfactory to the Bank within one hundred twenty (120) days following the end of each calendar or fiscal year, as applicable.

20.           Bank's Right to Assign.  The Bank may sell, assign or transfer all of the Obligations and liabilities owed to the Bank or any part thereof to any Person, as permitted pursuant to the Agreement.  In such event, each and every successive assignee, transferee or holder of all or any part of said Obligations and liabilities shall have the right to enforce this Guaranty Agreement by suit or otherwise for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers, and benefits; provided, however, that the Bank shall have an unimpaired right to enforce this Guaranty Agreement for its benefit as to so much of said Obligations and liabilities that it has not sold, assigned or transferred.

21.           No Implied Waiver; Cumulative Remedies.  No delay on the part of or failure of the Bank in the exercise of any power, right or remedy under this Guaranty Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in this Guaranty Agreement are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Bank would otherwise have.

22.           Amendments and Waivers.  No amendment, extension, supplement, replacement or waiver to or of this Guaranty Agreement shall be effective unless it is in writing and signed by the Bank and the Guarantor.  Any waiver shall be effective only for the specific instance and purpose for which it is given.

23.           Severability.  If any clause or provision herein contained operates or would prospectively operate to invalidate this Guaranty Agreement in whole or in part, then such clause or provision only shall be held null and void as though not contained herein, and the remainder of this Guaranty Agreement shall remain operative and in full force and effect.

24.           Successors and Assigns.  This Guaranty Agreement shall be binding upon the heirs, executors, administrators and assigns of the Guarantor and shall inure to the benefit of the successors and assigns of the Bank; provided, however, that the Guarantor may not assign any or all of the Guarantor's Obligations or any of their other obligations hereunder without first obtaining the prior written consent of the Bank, and any attempted assignment shall be void.

25.           Applicable Law.  This Guaranty Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to Pennsylvania's principles of conflict of laws, excepting applicable Federal law and except only to the extent precluded by the mandatory application of another state's law.

26.           Consent to Jurisdiction.  The Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty Agreement may be commenced by the Bank or any other holder of the Obligations in the Court of Common Pleas of Indiana County, Pennsylvania or in the United States District Court for the Western District of Pennsylvania and further agree that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the Guarantor at the Guarantor's address designated pursuant hereto, or as otherwise provided under the laws of the Commonwealth of Pennsylvania.  Further, the Guarantor hereby specifically consents to the personal jurisdiction of the Court of Common Pleas of Indiana County, Pennsylvania and the United States District Court for the Western District of Pennsylvania and waives and hereby acknowledge that the Guarantor is estopped from raising any claim that either such court lacks personal jurisdiction over the Guarantor so as to prohibit either such court from adjudicating any issues raised in a complaint filed with either such court against the Guarantor by the Bank concerning this Guaranty Agreement or payment to the Bank.  The Guarantor hereby acknowledges and agrees that the choice of forum contained in this Section shall not be deemed to preclude the enforcement of any judgment obtained in any forum or the taking of any action hereunder to enforce the same in any appropriate jurisdiction.

27.           Notices.  All notices and other communications required to be made or sent to the Guarantor shall be in writing and shall be sent to the following address, by hand delivery, overnight courier service, telegram, telecopier or by the United States certified mail, return receipt requested:

If by United States mail:

Glimcher Properties Limited Partnership
c/o Glimcher Properties Corporation
180 East Broad Street, 21st Floor
Columbus, OH 43215
Attention:   General Counsel
Telecopier: (614) 621-8863

All such notices shall be effective three (3) days after mailing, or on the date of telecopy transmission, or when received, whichever is earlier.  The Guarantor may change its address for service of notice upon it by a notice in writing to the Bank.

28.           Expenses.  The Guarantor agrees to pay to the Bank on demand all reasonable expenses, including reasonable attorneys' fees, actually incurred in enforcing the Bank's rights hereunder.

29.           Headings.  The headings of the sections of this Guaranty Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

30.           Interpretation. In this Guaranty Agreement (except as otherwise expressly provided or unless the context otherwise requires) (i) terms defined in the singular shall have comparable meanings when used in the plural, and vice versa, (ii) any pronoun used shall be deemed to cover all genders, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Guaranty Agreement as a whole and not to any particular provision of this Guaranty Agreement, (iv) all references to particular Articles, Sections, items, clauses, exhibits and schedules are references to the Articles, Sections, items, exhibits and schedules of and to this Guaranty Agreement, (v) all references to any Person shall include such Person's heirs, executors, administrators, successors and assigns, (vi) any references to any Governmental Rule shall be deemed to be a reference to such Governmental Rule as it may have been or may be amended, supplemented or replaced from time to time, (vii) all references to any Loan Document or any other agreement, contract or instrument shall be deemed to include any amendments, supplements, extensions, waivers, modifications and replacements thereto and thereof, (viii) the word "including" shall mean "including without limitation", (ix) accounting terms not defined shall have the meanings given them under GAAP, and (x) Article, Section and other headings used in this Guaranty Agreement are intended for convenience only and shall not affect the meaning or construction of this Guaranty Agreement..

31.           Counterparts.  This Guaranty Agreement and any amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument.  In proving this Guaranty Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

32.           POWER TO CONFESS JUDGEMENT.  THE GUARANTOR HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, TO APPEAR FOR THE GUARANTOR, AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST THE GUARANTOR IN FAVOR OF THE BANK (OR ANY OTHER HOLDER HEREOF) FOR THE AMOUNT OF THE GUARANTOR'S OBLIGATIONS, IF NOT PAID WHEN DUE, WHETHER BY ACCELERATION OR OTHERWISE, WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF ALL REASONABLE LEGAL FEES AND EXPENSES ACTUALLY INCURRED AND TO BE INCURRED BY THE BANK FOR THE COLLECTION OR PRESERVATION OF THE OBLIGATIONS DUE HEREUNDER, FOR COLLECTION, WITH RELEASE OF ERRORS, WITHOUT STAY OF EXECUTION OR RIGHT OF APPEAL, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION, AND INQUISITION AND EXTENSION UPON ANY LEVY ON REAL ESTATE ARE HEREBY WAIVED AND CONDEMNATION AGREED TO, AND NO BENEFIT OF EXEMPTION WILL BE CLAIMED UNDER AND BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY BE HEREAFTER PASSED.

THE GUARANTOR FURTHER ACKNOWLEDGES AND AGREES THAT AFTER THE ENTRY OF JUDGMENT BY CONFESSION AGAINST THE GUARANTOR, ANY HOLDER OF THE JUDGMENT MAY WITHOUT NOTICE AND A HEARING FORECLOSE UPON, ATTACH, GARNISH, LEVY OR OTHERWISE SEIZE PROPERTY OF THE GUARANTOR IN FULL OR PARTIAL PAYMENT OF THE JUDGMENT.  THE GUARANTOR, BEING FULLY AWARE OF THE GUARANTOR'S RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY CLAIMS OR DEFENSES THAT MAY BE ASSERTED AGAINST THE BANK (OR ANY HOLDER HEREOF), BEFORE AND/OR AFTER JUDGMENT IS ENTERED, KNOWINGLY, INTELLIGENTLY AND WILLINGLY WAIVES THESE RIGHTS AND EXPRESSLY AGREE AND CONSENT TO THE ENTRY OF JUDGMENT BY CONFESSION ON THIS GUARANTY AGREEMENT AGAINST THE GUARANTOR AND, WITHOUT NOTICE OF HEARING, THE TAKING OF SUCH OTHER ACTION AS MAY BE PERMITTED UNDER APPLICABLE LAW.

NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK (OR ANY OTHER HOLDER HEREOF) SHALL ELECT, UNTIL SUCH TIME AS THE BANK (OR ANY OTHER HOLDER HEREOF) SHALL HAVE RECEIVED PAYMENT IN FULL OF THE GUARANTOR'S OBLIGATIONS, TOGETHER WITH COSTS AND ATTORNEY'S COMMISSION.

33.           WAIVER OF JURY TRIAL.  THE GUARANTOR AND THE BANK EACH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE GUARANTOR, THE BANK, OR ANY OF THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY AGREEMENT OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS BETWEEN THE GUARANTOR AND THE BANK.

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IN WITNESS WHEREOF, the Guarantor, intending to be legally bound hereby, has executed this Limited Guaranty and Suretyship Agreement as of the date set forth above, as an instrument under seal.

ATTEST/WITNESS: _____________________________ Name:
GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:  GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its general partner

By: ____________________(SEAL)
Name: Kim A. Rieck
Title:   Senior Vice President